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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT


Digital Chainsaw, Inc., a Florida corporation

HSA International, Inc., a Delaware corporation

HSA Telecom, Inc., a Delaware corporation